KELLWOOD ENTERS INTO ACCELERATED SHARE REPURCHASE AGREEMENT

ST. LOUIS, MO., January 3, 2008 – Kellwood Company [NYSE:KWD] today announced that it has entered into a $80 million accelerated share repurchase (ASR) agreement with Bank of America, N.A. This transaction is consistent with the Company’s previously announced long-term financial plans and intended use of proceeds from the anticipated closing of the Smart Shirts sale as set forth on November 6, 2007.

Under the ASR agreement, Kellwood will repurchase $80 million of outstanding common stock, or approximately 18% of its outstanding shares based on Kellwood’s current stock price. The final number of shares to be repurchased under the ASR will be determined at the conclusion of the transaction, based upon the volume weighted average share price of the Company’s common shares during the term of the ASR. Bank of America, N.A. is expected to purchase Kellwood common stock in the open market in connection with the ASR program. The program is expected to take up to 9 months to complete.

“The repurchase of shares is an attractive use of our capital, aligned with our goal of enhancing shareholder value and consistent with our long-term financial plans and 2008 guidance,” stated Robert C. Skinner, Jr., chairman, president and chief executive officer. “We believe that the accelerated share repurchase program serves as confirmation of our strong belief in the future growth prospects of our Company.”

Kellwood has repurchased nearly 1.1 million shares of its common stock for approximately $19.8 million under the Company’s current repurchase authorization passed by the Board of Directors in September 2007. The Board of Directors has authorized the investment of up to $90 million of share repurchases, in order to facilitate the ASR program and other possible future repurchases and terminated the prior stock repurchase program announced in September 2007. The Company will have $10 million of stock repurchase authority after giving effect to the repurchases under the ASR program.

About Kellwood

Kellwood (NYSE:KWD) is a $1.6 billion leading marketer of apparel and consumer soft goods. Specializing in branded products, the Company markets to all channels of distribution with products and brands tailored to each specific channel. Kellwood brands include Vince®, HOLLYWOULD®, Phat Farm®, Baby Phat®, Sag Harbor®, Koret®, Jax®, Democracy®, Sangria™, Jolt®, My Michelle®, Briggs New York®, Hanna Andersson®, Onesies®, Kelty®, Royal Robbins® and Sierra Designs®. Calvin Klein®, XOXO®, David Meister®, Gerber®, and O Oscar, an Oscar de la Renta Company, are produced under licensing agreements. For more information, visit www.kellwood.com.

MEDIA CONTACT:

Donna B. Weaver

VP Corporate Communications

212.329.8072

donna.weaver@kellwood.com

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FINANCIAL CONTACT:

Samuel W. Duggan II

VP Investor Relations and Treasurer

Kellwood Company

314.576.8580

sam.duggan@kellwood.com

Joele Frank / Eric Brielmann / Jennifer Schaefer

Joele Frank, Wilkinson Brimmer Katcher

212.355.4449

Allison Malkin

Integrated Corporate Relations

203.682.8225

Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of the safe harbor provisions of the federal securities laws. Actual results may differ materially due to risks and uncertainties that are described in the Company’s Form 10-K and other filings with the SEC.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe”, “expect”, “will”, “estimate”, “project”, “forecast”, “planned”, “should”, “anticipate” and similar expressions may identify forward-looking statements. Although we believe that our expectations reflected in the forward-looking statements are reasonable, we cannot and do not give any assurance that such expectations will prove to be correct. These forward-looking statements, which represent the Company’s expectations concerning future events, are based on various assumptions and are subject to a number of risks and uncertainties. These risks include, without limitation: intense competition in the apparel industry on many fronts, including from our retail customers’ private label or exclusive brand programs; failing to continually anticipate fashion trends and consumer tastes; uncertainties regarding consumer confidence and spending patterns; concentration of our customers; consolidation and change in the retail industry; performance of our retail customers in selling our goods; execution of the long-term corporate strategy; loss of key personnel; continued value of owned and licensed brands; ability to generate sufficient sales to offset the minimum royalty payments we must pay with respect to licensed brands; inability to protect our intellectual property rights; reliance on independent manufacturers; ability to successfully complete the restructuring plans; the continued movement in the global location of lowest cost manufacturing sources; fluctuations in the price, availability and quality of raw materials; availability of suitable acquisition candidates; integration of completed acquisitions into our existing business; the availability of reasonably priced debt and the impact of the changes in market value of the Company’s common stock on the price of shares repurchased under the overnight share repurchase agreement. These factors should be read in conjunction with the risk factors included in our Annual Report to Stockholders on Form 10-K for 2006 (the fiscal year ended February 3, 2007) and subsequent periodic filings. Actual results could differ materially from those expressed or implied in forward-looking statements. The Company disclaims any obligation to publicly update or revise any of its forward-looking statement.

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